UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2022

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts	02135
(Address of principal executive offices)	(Zip Code)

(617) 949-2680

(Registrant’s telephone number, including area code)

21 Erie Street

Cambridge, Massachusetts 02139

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cue Biopharma, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2022. The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the Company’s Proxy Statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 29, 2022, are as follows (where applicable, voting results reflect fractional shares rounded down to the nearest whole share):

The Company’s stockholders elected the following nominees to the Company’s Board of Directors to serve until the next annual meeting of stockholders and until their resignation or removal or their successors are duly elected and qualified, with votes cast as follows:

	For	Withheld	Broker Non-Votes
Frederick Driscoll	8,034,828	3,896,002	14,293,960
Aaron Fletcher	11,592,871	337,959	14,293,960
Cameron Gray	11,729,550	201,280	14,293,960
Tamar Howson	9,980,282	1,950,548	14,293,960
Peter Kiener	11,695,965	234,865	14,293,960
Frank Morich	7,782,828	4,148,002	14,293,960
Daniel R. Passeri	11,844,942	85,888	14,293,960

The Company’s stockholders ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, with votes cast as follows:

For	Against	Abstain
26,125,468	32,428	66,895

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: June 10, 2022	By:	/s/ Daniel R. Passeri
Name: Daniel R. Passeri
Title: Chief Executive Officer